For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Fourth Quarter Earnings;
Increases Dividend by 14%; Sets Annual Meeting

Billings, MT - January 29, 2014 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports fourth quarter 2013 net income available to common shareholders of $20.8 million, or $0.47 per diluted share, a 29% increase over fourth quarter 2012 net income available to common shareholders of $16.1 million, or $0.37 per diluted share. For the year ended December 31, 2013, the Company reported net income available to common shareholders of $86.1 million, or $1.96 per diluted share, compared to $54.9 million, or $1.27 per diluted share, during 2012.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	Net interest income of $61.1 million, an increase of 1.7% compared to third quarter 2013

•	3.52% net interest margin ratio remained unchanged from third quarter 2013

•	5.13% yield on loans, an increase of 6 basis points from third quarter 2013

•	3% growth in total loans, as compared to December 31, 2012

•	1.48% non-performing assets to total assets, a decline from 1.53% as of September 30, 2013 and 1.85% as of December 31, 2012

•	$4 million reversal of provision for loan losses
“We had another solid quarter driven by further improvement in credit quality, with our non-performing assets and criticized assets reaching the lowest levels since 2008,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Although we haven’t yet seen a significant increase in loan demand in our markets, we continue to grow other parts of our business, such as Wealth Management, which produced a 19% increase in revenues during 2013," Garding continued.
“For the full year of 2013, we were able to generate the highest level of net income in the Company's history and increase net income by 57% over 2012. Our strong performance has enabled us to increase our quarterly dividend another 14% to $0.16 per common share. We are pleased to be able to generate this strong return for our shareholders and we look forward to delivering another positive year in 2014,” said Garding.
DIVIDEND DECLARATION

On January 23, 2014, the Company's Board of Directors declared a dividend of $0.16 per common share payable on February 14, 2014 to owners of record as of February 4, 2014. This dividend equates to a 2.5% annualized yield based on the $25.93 average closing price of the Company's common stock during fourth quarter 2013, and reflects a 14% increase from dividends paid during third quarter of $0.14 per common share.

ANNUAL MEETING DATE SET

On January 23, 2014, the Company's Board of Directors voted that the Annual Meeting of Shareholders be held on May 21, 2014, at the First Interstate Bank Operations Center, 1800 Sixth Avenue North, Billings, Montana at 4:00 p.m. Mountain Daylight Time. The record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is March 14, 2014.

RESULTS OF OPERATIONS

Net Interest Income. The Company's net interest income, on a fully taxable equivalent, or FTE, basis, increased to $61.1 million during fourth quarter 2013, compared to $60.1 million during third quarter 2013, primarily due to higher yields earned on loans and investment securities, lower yields paid on time deposits and lower average outstanding time deposits. During fourth quarter 2013, the Company's loan yield increased 6 basis points to 5.13%, as compared to 5.07% during third quarter 2013, and investment securities yield increased 1 basis point to 1.79%. In addition, average outstanding time deposits decreased $40.7 million as of December 31, 2013, as compared to September 30, 2013, and the cost of these deposits declined 4 basis points to 0.81% during fourth quarter. The Company's net FTE interest margin ratio remained unchanged at 3.52% during third and fourth quarter 2013.

Net FTE interest income decreased $1.0 million to $61.1 million during fourth quarter 2013, as compared to $62.1 million during fourth quarter 2012, and $7.0 million to $241.5 million for the year ended December 31, 2013, as compared to $248.5 million during the same period in 2012. The Company's net FTE interest margin ratio decreased 3 basis points to 3.52% during fourth quarter 2013 and 12 basis points to 3.54% for the year ended December 31, 2013, as compared to the same respective periods in 2012. Declines in yields earned on the Company's loan and investment portfolios during the three and twelve months ended December 31, 2013, as compared to the same periods in 2012, were partially offset by increases in average outstanding loans, reductions in the cost of interest bearing liabilities and lower average outstanding time deposits. Also offsetting the impact of lower asset yields during the three and twelve months ended December 31, 2013, as compared to the same periods in 2012, was the December 2012 contractual repricing of $46 million of junior subordinated debentures from a weighted average fixed interest rate of 7.07% to variable rates averaging 2.60% over LIBOR.

Non-Interest Income. Non-interest income decreased to $25.7 million during fourth quarter 2013, as compared to $27.6 million during third quarter 2013 and $30.6 million during fourth quarter 2012, primarily due to lower income from the origination and sale of mortgage loans.

Income from the origination and sale of loans decreased to $5.6 million during fourth quarter 2013, as compared to $7.9 million during third quarter 2013, and $12.3 million during fourth quarter 2012. Management attributes these declines to the combined impact of lower demand for refinancing loans and seasonal declines in loans originated for home purchases. The Company's mortgage loan production decreased 24% during fourth quarter 2013, as compared to third quarter 2013, and 50%, as compared to fourth quarter 2012. Loans originated for home purchases accounted for approximately 67% of the Company's mortgage loan production during fourth quarter 2013, as compared to 72% during the third quarter 2013 and 32% during fourth quarter 2012. Income from the origination and sale of loans decreased 18% to $34.3 million for the twelve months ended December 31, 2013, as compared to $41.8 million in 2012, with production volume decreasing 23% year-over-year.

Wealth management revenues decreased to $4.4 million during fourth quarter 2013, as compared to $4.6 million during third quarter 2013. Third quarter 2013 wealth management revenues included revenues of $370 thousand related to the sale of two multi-million dollar life insurance policies. Wealth management revenues increased to $4.4 million and $17.1 million for the three and twelve months ended December 31, 2013, respectively, as compared to $3.7 million and $14.3 million during the same respective periods in 2012, due to the addition of new wealth management customers and increases in market values of new and existing assets under trust management.

Other income increased to $2.2 million during fourth quarter 2013, as compared to $1.4 million during third quarter 2013 and fourth quarter 2012, primarily due to increases in earnings on securities held under deferred compensation plans.

Non-Interest Expense. Non-interest expense increased to $57.8 million during fourth quarter 2013, as compared to $52.6 million during third quarter 2013, and remained flat as compared to $57.8 million during fourth quarter 2012. For the year ended December 31, 2013, non-interest expense decreased to $222.1 million, as compared to $229.6 million in 2012.

Salaries and wages expense increased to $24.3 million during the three months ended December 31, 2013, as compared to $22.8 million during third quarter 2013 and $23.3 million during fourth quarter 2012. Salaries and wages expense increased to $94.0 million for the year ended December 31, 2013, as compared to $89.8 million in 2012. These increases reflect higher incentive compensation accruals resulting from the Company's improved financial performance.

Variations in net OREO expense between periods were primarily due to fluctuations in fair value write-downs, net gains and losses recorded on the sales and net operating expenses. Fourth quarter 2013 net OREO expense included $381 thousand of net operating expenses, $948 thousand of fair value write-downs and net gains of $37 thousand on the sale of OREO properties. This compares to $542 thousand of net operating expenses and net gains of $525 thousand during third quarter 2013, and $883 thousand of net operating expenses, $3.3 million of fair value write-downs and net gains of $273 thousand during fourth quarter 2012. During the twelve months ended December 31, 2013, net OREO expense included $2.0 million of net operating expenses, $3.5 million of fair value write-downs and net gains of $3.2 million, compared to $3.7 million of net operating expenses, $6.7 million of fair value write-downs and net gains of $1.0 million during 2012.

Other expenses increased to $15.1 million during fourth quarter 2013, as compared to $12.7 million during third quarter 2013. Historically, the Company's other expenses trend higher in the fourth quarter of the year, as compared to the third quarter. Other expenses remained flat at $15.1 million during fourth quarter 2013, as compared to $15.1 during fourth quarter 2012, and decreased 10% to $57.3 million during year ended December 31, 2013, as compared to $63.6 million in 2012. During the first and second quarters of 2012, the Company accrued $3.0 million of loan collection and settlement costs related to one borrower, recorded donations expense of $1.5 million associated with the sale of a bank building to a charitable organization and wrote off $428 thousand of unamortized debt issuances costs. Exclusive of these non-core expenses, other expense decreased 2.4% during 2013, as compared to 2012, primarily due to decreases in FDIC insurance premiums.

BALANCE SHEET

Total loans increased to $4,345 million as of December 31, 2013, from $4,332 million as of September 30, 2013 and $4,224 million as of December 31, 2012, with the most notable growth occurring in residential real estate loans. Residential real estate loans increased to $868 million as of December 31, 2013, from $842 million as of September 30, 2013 and $708 million as of December 31, 2012, due to continued retention of certain residential loans with contractual terms of fifteen years or less and increased housing demand in the Company's market areas.

Consumer loans were $672 million as of December 31, 2013 and September 30, 2013, an increase from $637 million as of December 31, 2012. Year-over-year growth in consumer loans occurred primarily in indirect loans, which increased to $476 million as of December 31, 2013, from $438 million as of December 31, 2012, due to expansion of the Company's indirect lending program within existing markets.

Commercial real estate loans decreased to $1,449 million as of December 31, 2013, from $1,497 million as of December 31, 2012, primarily due to weak loan demand combined with the movement of lower quality loans out of the portfolio through charge-off, pay-off and foreclosure. Commercial real estate loans slightly increased to $1,449 as of December 31, 2013, from $1,441 as of September 30, 2013.

Agricultural loans decreased to $112 million as of December 31, 2013, from $124 million as of September 30, 2013 and $114 million as of December 31, 2012. Agricultural loans typically decline during the fourth quarter due to seasonal reductions in credit lines.

Total deposits increased to $6,134 million as of December 31, 2013, from $6,109 million as of September 30, 2013 and decreased from $6,240 million as of December 31, 2012. During fourth quarter 2013, the mix of deposits continued to shift away from higher costing time deposits to lower costing demand and savings deposits. As of December 31, 2013, time deposits comprised 19.4% of total deposits, as compared to 20.3% as of September 30, 2013 and 22.2% as of December 31, 2012.

OREO decreased to $16 million as of December 31, 2013, from $19 million as of September 30, 2013 and $32.6 million as of December 31, 2012. During fourth quarter 2013, the Company sold OREO properties with carrying values of $3 million at a $37 thousand net gain, and during the year ended December 31, 2013, the Company sold OREO properties with carrying values of $25 million at a $3.2 million net gain. As of December 31, 2013, the composition of OREO properties was 15% residential real estate, 60% land and land development and 25% commercial.

The Company purchased $45 million of bank owned life insurance covering select officers and directors of the Company's banking subsidiary during fourth quarter 2013. An additional $15 million of bank owned life insurance was purchased during first quarter 2014.

ASSET QUALITY

Non-performing loans increased slightly to $97 million as of December 31, 2013, from $96 million as of September 30, 2013, primarily due to an increase in commercial and commercial real estate loans on non-accrual status during fourth quarter. Non-performing loans decreased to $97 million as of December 31, 2013 from $110 million as of December 31, 2012, due to the movement of non-accrual loans out of the loan portfolio through pay-off, charge-off and upgrade.

The Company charged off loans of $6 million during fourth quarter 2013, compared to $5 million during third quarter 2013 and $10 million during fourth quarter 2012. Approximately 33% of fourth quarter 2013 charge-offs was attributable to one commercial loan. Recoveries of charged-off loans were $2 million during fourth quarter 2013, compared to $2 million during third quarter 2013 and $4 million during fourth quarter 2012.

During fourth quarter 2013, the Company reversed $4.0 million of provision for loan losses, as compared to reversing $3.0 million of provision during third quarter 2013 and recording of additional provisions of $8.0 million during fourth quarter 2012. The fourth quarter 2013 reversal of provision is reflective of continued improvement in and stabilization of credit quality as evidenced by declining levels of non-performing and criticized loans. As of December 31, 2013, non-performing assets and total criticized assets were at their lowest quarterly levels since 2008.

Fourth Quarter 2013 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2013 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time ) on Thursday, January 30, 2014. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-888-317-6016 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on January 30, 2014 through 9:00 a.m Eastern Time (11:00 a.m. Mountain Time) on March 4, 2014 by dialing 1-877-344-7529 (using conference ID 10038831). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 74 banking offices, including detached drive-up facilities, in 41 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release: continuing or worsening economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, concentrations of real estate loans, commercial loan risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, increases in deposit insurance premiums, repurchases of mortgage loans from or reimbursements to investors due to contractual or warranty breach, inability to grow business, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act, changes in or noncompliance with governmental regulations, effects of recent legislative and regulatory efforts to stabilize financial markets, dependence on the Company’s management team, ability to attract and retain qualified employees, failure of technology, reliance on external vendors, inability to meet liquidity requirements, lack of acquisition candidates, failure to manage growth, competition, inability to manage risks in turbulent and dynamic market conditions, ineffective internal operational controls, environmental remediation and other costs, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, capital required to support the Company’s bank subsidiary, soundness of other financial institutions, impact of proposed Basel III capital standards for U.S. banks, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, lack of public market for our Class A common stock, volatility of Class A common stock, voting control of Class B stockholders, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, anti-takeover provisions, controlled company status and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2013				2012
CONDENSED INCOME STATEMENTS	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Net interest income	$59,974	$58,956	$58,760	$59,277	$60,973
Net interest income on a fully-taxable equivalent ("FTE") basis	61,109	60,066	59,879	60,405	62,143
Provision for loan losses	(4,000)	(3,000)	375	500	8,000
Non-interest income:
Other service charges, commissions and fees	9,458	9,286	8,977	8,256	8,774
Income from the origination and sale of loans	5,602	7,934	10,043	10,675	12,321
Wealth management revenues	4,350	4,581	4,020	4,134	3,659
Service charges on deposit accounts	4,086	4,360	4,323	4,068	4,401
Investment securities gains (losses), net	(25)	30	(12)	8	53
Other income	2,203	1,416	2,228	1,678	1,427
Total non-interest income	25,674	27,607	29,579	28,819	30,635
Non-interest expense:
Salaries and wages	24,321	22,806	23,470	23,405	23,288
Employee benefits	7,289	7,328	7,546	8,175	6,113
Occupancy, net	4,206	4,292	4,063	4,026	3,968
Furniture and equipment	3,192	3,147	3,163	3,052	3,301
Outsourced technology services	2,382	2,295	2,195	2,157	2,199
Other real estate owned (income) expense, net	1,292	18	(915)	1,896	3,877
Other expenses	15,103	12,693	15,498	13,974	15,086
Total non-interest expense	57,785	52,579	55,020	56,685	57,832
Income before taxes	31,863	36,984	32,944	30,911	25,776
Income taxes	11,088	13,172	11,439	10,867	8,931
Net income	20,775	23,812	21,505	20,044	16,845
Preferred stock dividends	—	—	—	—	731
Net income available to common shareholders	$20,775	$23,812	$21,505	$20,044	$16,114

PER COMMON SHARE DATA
Net income - basic	$0.47	$0.54	$0.49	$0.46	$0.37
Net income - diluted	0.47	0.54	0.49	0.46	0.37
Cash dividend paid	0.14	0.14	0.13	—	0.25
Book value at period end	18.15	17.98	17.56	17.69	17.35
Tangible book value at period end*	13.89	13.71	13.25	13.35	12.97

OUTSTANDING COMMON SHARES
At period-end	44,155,063	44,089,962	43,835,881	43,614,942	43,290,323
Weighted average shares - basic	43,888,261	43,699,566	43,480,502	43,140,409	43,032,697
Weighted-average shares - diluted	44,541,497	44,284,844	43,908,287	43,428,382	43,198,076

SELECTED ANNUALIZED RATIOS
Return on average assets	1.10%	1.28%	1.17%	1.08%	0.88%
Return on average common equity	10.31	12.13	11.08	10.68	8.55
Return on average tangible common equity*	13.49	16.01	14.63	14.23	11.45
Net FTE interest income to average earning assets	3.52	3.52	3.56	3.55	3.55

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2013	2012
CONDENSED INCOME STATEMENTS
Net interest income	$236,967	$243,786
Net interest income on a fully-taxable equivalent ("FTE") basis	241,460	248,471
Provision for loan losses	(6,125)	40,750
Non-interest income:
Other service charges, commissions and fees	35,977	34,226
Income from the origination and sale of loans	34,254	41,790
Wealth management revenues	17,085	14,314
Service charges on deposit accounts	16,837	17,412
Investment securities gains (losses), net	1	348
Other income	7,525	6,771
Total non-interest income	111,679	114,861
Non-interest expense:
Salaries and wages	94,002	89,833
Employee benefits	30,338	29,345
Occupancy, net	16,587	15,786
Furniture and equipment	12,554	12,859
Outsourced technology services	9,029	8,826
Other real estate owned (income) expense, net	2,291	9,400
Other expenses	57,268	63,586
Total non-interest expense	222,069	229,635
Income before taxes	132,702	88,262
Income taxes	46,566	30,038
Net income	86,136	58,224
Preferred stock dividends	—	3,300
Net income available to common shareholders	$86,136	$54,924

PER COMMON SHARE DATA
Net income - basic	$1.98	$1.28
Net income - diluted	1.96	1.27
Cash dividend paid	0.41	0.61
Book value at period end	18.15	17.35
Tangible book value at period end*	13.89	12.97

OUTSTANDING COMMON SHARES
At period-end	44,155,063	43,290,323
Weighted average shares - basic	43,566,681	42,965,987
Weighted-average shares - diluted	44,044,602	43,092,978

SELECTED RATIOS
Return on average assets	1.16%	0.79%
Return on average common equity	11.05	7.46
Return on average tangible common equity*	14.59	10.07
Net FTE interest income to average earning assets	3.54	3.66

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013					2012
BALANCE SHEET SUMMARIES	Dec 31		Sep 30	Jun 30	Mar 31	Dec 31
Assets:
Cash and cash equivalents	$534,827		$542,343	$368,217	$498,543	$801,332
Investment securities	2,151,543		2,145,083	2,138,539	2,221,595	2,203,481
Loans held for investment:
Commercial real estate	1,449,174		1,441,297	1,447,145	1,469,302	1,497,272
Construction real estate	351,635		341,284	337,211	330,886	334,529
Residential real estate	867,912		841,707	804,200	758,480	708,339
Agricultural real estate	173,534		176,594	176,799	172,522	177,244
Consumer	671,587		672,184	652,944	636,364	636,794
Commercial	676,544		681,416	680,751	688,844	688,753
Agricultural	111,872		123,565	121,530	111,411	113,627
Other	1,734		1,912	2,498	1,307	912
Mortgage loans held for sale	40,861		52,133	74,286	55,443	66,442
Total loans	4,344,853		4,332,092	4,297,364	4,224,559	4,223,912
Less allowance for loan losses	85,339		92,990	98,528	97,904	100,511
Net loans	4,259,514		4,239,102	4,198,836	4,126,655	4,123,401
Premises and equipment, net	179,690		179,785	181,940	185,237	187,565
Goodwill and intangible assets (excluding mortgage servicing rights)	188,214		188,569	188,925	189,281	189,637
Company owned life insurance	122,175		76,701	77,602	77,158	76,729
Other real estate owned, net	15,504		18,537	22,782	32,470	32,571
Mortgage servicing rights, net	13,546		13,518	13,304	13,006	12,653
Other assets	99,638		96,462	101,363	95,372	94,392
Total assets	$7,564,651		$7,500,100	$7,291,508	$7,439,317	$7,721,761

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,491,683		$1,503,969	$1,393,732	$1,406,892	$1,495,309
Interest bearing	4,642,067		4,604,656	4,536,600	4,621,453	4,745,102
Total deposits	6,133,750		6,108,625	5,930,332	6,028,345	6,240,411
Securities sold under repurchase agreements	457,437		428,110	421,314	467,205	505,785
Accounts payable, accrued expenses and other liabilities	52,489		50,900	50,292	52,767	54,742
Long-term debt	36,917		37,128	37,139	37,150	37,160
Preferred stock pending redemption	—		—	—	—	50,000
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	82,477	82,477
Total liabilities	6,763,070		6,707,240	6,521,554	6,667,944	6,970,575
Stockholders' equity:
Common stock	285,535		283,352	279,232	274,929	271,335
Retained earnings	532,087		517,456	499,761	483,904	463,860
Accumulated other comprehensive income (loss)	(16,041)		(7,948)	(9,039)	12,540	15,991
Total stockholders' equity	801,581		792,860	769,954	771,373	751,186
Total liabilities and stockholders' equity	$7,564,651		$7,500,100	$7,291,508	$7,439,317	$7,721,761

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	16.75%	s	16.68%	16.29%	15.91%	15.59%
Tier 1 risk-based capital	14.93	s	14.85	14.45	14.07	13.60
Tier 1 common capital to total risk-weighted assets	13.31	s	13.33	12.83	12.41	11.94
Leverage Ratio	10.08	s	10.01	9.73	9.24	8.81
Tangible common stockholders' equity to tangible assets*	8.32		8.26	8.18	8.03	7.46

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013				2012
ASSET QUALITY	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Allowance for loan losses	$85,339	$92,990	$98,528	$97,904	$100,511
As a percentage of period-end loans	1.96%	2.15%	2.29%	2.32%	2.38%

Net charge-offs during quarter	$3,651	$2,538	$(249)	$3,107	$6,495
Annualized as a percentage of average loans	0.34%	0.23%	(0.02)%	0.30%	0.62%

Non-performing assets:
Non-accrual loans	$94,439	$94,015	$103,729	$98,594	$107,799
Accruing loans past due 90 days or more	2,232	2,188	1,742	1,941	2,277
Total non-performing loans	96,671	96,203	105,471	100,535	110,076
Other real estate owned	15,504	18,537	22,782	32,470	32,571
Total non-performing assets	112,175	114,740	128,253	133,005	142,647
As a percentage of:
Total loans and OREO	2.57%	2.64%	2.97%	3.12%	3.35%
Total assets	1.48%	1.53%	1.76%	1.79%	1.85%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q4 2010	$17,500	$17,256	$120,480	$57,011	$13,490	$197,194	$230,822
Q1 2011	15,000	11,034	124,446	68,021	33,344	216,534	248,529
Q2 2011	15,400	15,267	124,579	70,145	31,611	231,856	260,179
Q3 2011	14,000	18,276	120,303	62,165	35,616	226,962	252,042
Q4 2011	13,751	21,473	112,581	75,603	37,376	204,094	241,546
Q1 2012	11,250	7,929	115,902	58,531	36,838	185,927	230,683
Q2 2012	12,000	25,108	102,794	55,074	35,959	136,374	190,191
Q3 2012	9,500	13,288	99,006	48,277	35,428	127,270	167,241
Q4 2012	8,000	6,495	100,511	34,602	31,932	110,076	142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005
Q2 2013	375	(249)	98,528	39,408	23,406	105,471	128,253
Q3 2013	(3,000)	2,538	92,990	39,414	21,939	96,203	114,740
Q4 2013	(4,000)	3,651	85,339	26,944	21,780	96,671	112,175

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q4 2010	$305,925	$303,653	$133,353	$742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580
Q1 2013	197,645	197,095	43,825	438,565
Q2 2013	192,390	161,786	52,266	406,442
Q3 2013	180,850	168,278	42,415	391,543
Q4 2013	159,081	154,100	45,308	358,489

sPreliminary estimate - may be subject to change.
*See Non-GAAP Financial Measures included herein for a discussion regarding tangible book value per common share, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,323,504	$55,920	5.13%	$4,327,995	$55,345	5.07%	$4,197,665	$57,915	5.49%
Investment securities (2)	2,134,052	9,649	1.79	2,115,301	9,479	1.78	2,156,668	10,471	1.93
Interest bearing deposits in banks	430,912	275	0.25	323,781	207	0.25	600,385	383	0.25
Federal funds sold	789	1	0.50	4,772	8	0.67	2,074	2	0.38
Total interest earnings assets	6,889,257	65,845	3.79	6,771,849	65,039	3.81	6,956,792	68,771	3.93
Non-earning assets	601,996			602,316			623,822
Total assets	$7,491,253			$7,374,165			$7,580,614
Interest bearing liabilities:
Demand deposits	$1,807,865	$510	0.11%	$1,748,317	$504	0.11%	$1,705,963	$548	0.13%
Savings deposits	1,600,723	592	0.15	1,568,744	601	0.15	1,528,788	741	0.19
Time deposits	1,219,796	2,484	0.81	1,260,452	2,716	0.85	1,404,913	3,562	1.01
Repurchase agreements	431,397	62	0.06	418,561	58	0.05	496,321	127	0.10
Other borrowed funds	14	—	—	10	—	—	20	—	—
Long-term debt	36,983	486	5.21	37,132	487	5.20	37,163	486	5.20
Preferred stock pending redemption	—	—	—	—	—	—	7,609	131	6.85
Subordinated debentures held by subsidiary trusts	82,477	602	2.90	82,477	607	2.92	82,477	1,033	4.98
Total interest bearing liabilities	5,179,255	4,736	0.36	5,115,693	4,973	0.39	5,263,254	6,628	0.50
Non-interest bearing deposits	1,461,126			1,428,099			1,475,600
Other non-interest bearing liabilities	51,674			51,564			49,855
Stockholders’ equity	799,198			778,809			791,905
Total liabilities and stockholders’ equity	$7,491,253			$7,374,165			$7,580,614
Net FTE interest income		61,109			60,066			62,143
Less FTE adjustments (2)		(1,135)			(1,110)			(1,170)
Net interest income from consolidated statements of income		$59,974			$58,956			$60,973
Interest rate spread			3.43%			3.42%			3.43%
Net FTE interest margin (3)			3.52%			3.52%			3.55%
Cost of funds, including non-interest bearing demand deposits (4)			0.28%			0.30%			0.39%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Twelve Months Ended
	December 31, 2013			December 31, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,281,673	$222,450	5.20%	$4,176,439	$232,724	5.57%
Investment securities (2)	2,151,495	38,695	1.80	2,123,231	44,613	2.10
Interest bearing deposits in banks	391,515	992	0.25	486,203	1,235	0.25
Federal funds sold	2,852	18	0.63	2,341	13	0.56
Total interest earnings assets	6,827,535	262,155	3.84	6,788,214	278,585	4.10
Non-earning assets	600,919			627,498
Total assets	$7,428,454			$7,415,712
Interest bearing liabilities:
Demand deposits	$1,751,990	$1,963	0.11%	$1,624,687	$2,390	0.15%
Savings deposits	1,566,211	2,445	0.16	1,496,254	3,562	0.24
Time deposits	1,289,108	11,392	0.88	1,473,501	16,354	1.11
Repurchase agreements	456,840	294	0.06	501,192	579	0.12
Other borrowed funds	10	—	—	16	—	—
Long-term debt	37,102	1,936	5.22	37,185	1,981	5.33
Preferred stock pending redemption	2,329	159	6.83	1,913	131	6.85
Subordinated debentures held by subsidiary trusts	82,477	2,506	3.04	102,307	5,117	5.00
Total interest bearing liabilities	5,186,067	20,695	0.40	5,237,055	30,114	0.58
Non-interest bearing deposits	1,411,270			1,346,787
Other non-interest bearing liabilities	51,587			47,799
Stockholders’ equity	779,530			784,071
Total liabilities and stockholders’ equity	$7,428,454			$7,415,712
Net FTE interest income		241,460			248,471
Less FTE adjustments (2)		(4,493)			(4,685)
Net interest income from consolidated statements of income		$236,967			$243,786
Interest rate spread			3.44%			3.52%
Net FTE interest margin (3)			3.54%			3.66%
Cost of funds, including non-interest bearing demand deposits (4)			0.31%			0.46%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) tangible common stockholders' equity to tangible assets; (iii) tangible assets, (iv) tangible common stockholders' equity, and (v) return on average tangible common equity.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding. For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets. For purposes of computing return on average tangible common equity, average tangible common equity equals average common stockholders' equity less average goodwill and average other intangible assets (except mortgage servicing rights). Return on average tangible common equity is calculated by dividing net income available to common shareholders by average tangible common equity.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following tables reconcile the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

(Unaudited, $ in thousands, except per share data)

	2013				2012
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Total stockholders’ equity (GAAP)	$801,581	$792,860	$769,954	$771,373	$751,186
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,214	188,569	188,925	189,281	189,637
Tangible common stockholders’ equity (Non-GAAP)	$613,367	$604,291	$581,029	$582,092	$561,549

Total assets (GAAP)	$7,564,651	$7,500,100	$7,291,508	$7,439,317	$7,721,761
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,214	188,569	188,925	189,281	189,637
Tangible assets (Non-GAAP)	$7,376,437	$7,311,531	$7,102,583	$7,250,036	$7,532,124

Quarterly averages:
Total stockholders' equity (GAAP)	$799,198	$778,809	$778,760	$760,940	$791,905
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,415	188,778	189,135	189,503	189,839
Less preferred stock	—	—	—	—	42,391
Average tangible common stockholder's equity (Non-GAAP)	$610,783	$590,031	$589,625	$571,437	$559,675

Common shares outstanding	44,155,063	44,089,962	43,835,881	43,614,942	43,290,323
Annualized net income available to common shareholders	$82,423	$94,472	$86,256	$81,290	$64,106

Book value per common share	$18.15	$17.98	$17.56	$17.69	$17.35
Tangible book value per common share	13.89	13.71	13.25	13.35	12.97
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.32%	8.26%	8.18%	8.03%	7.46%
Return on average tangible common equity (Non-GAAP)	13.49	16.01	14.63	14.23	11.45

	2013	2012
Average Balances:
Total stockholders' equity (GAAP)	$779,530	$784,071
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,954	190,381
Less preferred stock	—	48,087
Average tangible common stockholder's equity (Non-GAAP)	$590,576	$545,603

Net income available to common shareholders	$86,136	$54,924

Return on average tangible common equity (Non-GAAP)	14.59%	10.07%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com